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Exhibit 23.1

Consent of independent registered public accounting firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 2017, in the Registration Statement (Form S-1) and the related Prospectus of Mersana Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Boston, Massachusetts May 31, 2017

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  Exhibit 23.1
Consent of independent registered public accounting firm